EXHIBIT 23(b)
                               -------------


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Peoples Bancorp Inc. on Form S-8
(File No. 333-___________) of our report dated January 26, 1995, on our audit of the consolidated financial statements of Peoples Bancorp Inc. for the year ended December 31, 1994, incorpoarted by reference in Peoples Bancorp Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.


                               /s/ COOPERS & LYBRAND L.L.P.
                               Coopers & Lybrand L.L.P.


Columbus, Ohio
December 31, 1997